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                                                                    Exhibit 10.1


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                                CREDIT AGREEMENT

                                 by and between



                        CYMER, INC., A NEVADA CORPORATION


                                       and


                        WELLS FARGO HSBC TRADE BANK, N.A.




                                   Dated as of


                                  June 28, 2001



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                    Exhibit A - Addendum to Credit Agreement
                Exhibit B - Revolving Credit Facility Supplement
                 Exhibit C - Collateral/Credit Support Document


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WELLS FARGO HSBC TRADE BANK                                     CREDIT AGREEMENT
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CYMER, INC., A NEVADA CORPORATION("Borrower"), organized under the laws of the
State of Nevada whose chief executive office is located at the address specified after its signature to this Agreement ("Borrower's Address") and WELLS FARGO
HSBC TRADE BANK, N.A. ("Trade Bank"), whose address is specified after its signature to this Agreement, have entered into this CREDIT AGREEMENT as of June 28, 2001 ("Effective Date"). All references to this "Agreement" include those covenants included in the Addendum to Agreement ("Addendum") attached as Exhibit A hereto.

                               I. CREDIT FACILITY

         1.1 THE FACILITY. Subject to the terms and conditions of this Agreement, Trade Bank will make available to Borrower a Revolving Credit Facility ("Facility") for which a Facility Supplement ("Supplement") is attached as Exhibit B hereto. Additional terms for the Facility (and each subfacility thereof ("Subfacility")) are set forth in the Supplement. The Facility will be available from the Closing Date up to and until JUNE 15, 2002 ("Facility Termination Date"). Definitions for those capitalized terms not otherwise defined are contained in Article 8 below.

         1.2 CREDIT EXTENSION LIMIT. The aggregate outstanding amount of all Credit Extensions may at no time exceed TEN MILLION DOLLARS ($10,000,000) ("Overall Credit Limit"). The aggregate outstanding amount of all Credit Extensions outstanding at any time under Revolving Credit Facility may not exceed that amount specified as the "Credit Limit" in the Supplement for the Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacility (or any subcategory thereof) may not exceed that amount specified as the "Credit Sublimit" in the Supplement for the Facility. An amount equal to 100% of each unfunded Credit Extension shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

         1.3 OVERADVANCE. All Credit Extensions made hereunder shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate outstanding amount of all Credit Extensions made pursuant to this Agreement exceeds the dollar limitation in Section 1.2, then Borrower shall immediately pay to Trade Bank on demand, in cash, the amount of such excess.

         1.4 REPAYMENT; INTEREST AND FEES. Each funded Credit Extension shall be repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the Supplement, Note or Facility Document. Borrower agrees to pay to Trade Bank with respect to (a) the Revolving Credit Facility, interest at a per annum rate equal to (i) the Prime Rate in effect from day to day as specified in the Note, or (ii) Wells Fargo's LIBOR Rate plus 1.75% as specified in the Note, and (b) the Subfacilities, the fees specified in the Supplement as well as those fees specified in the relevant Facility Document(s). Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 2.0%.

         1.5 PREPAYMENTS. Credit Extensions under any Facility may only be prepaid in accordance with the terms of the Supplement. At the time of any prepayment (including, but not limited to, any prepayment which is a result of the occurrence of an Event of Default and an acceleration of the Obligations) Borrower will pay to Trade Bank all interest accrued on the amount so prepaid to the date of such prepayment and all costs, expenses and fees specified in the Loan Documents.

                       II. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Trade Bank that the following representations and warranties are true and correct:


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         2.1      LEGAL STATUS. Borrower is duly organized and existing and in good standing under the laws of the jurisdiction indicated in this Agreement, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required and in which the failure to so qualify or to be so licensed would reasonably be expected to have a Material Adverse Effect.

         2.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement, and all other Loan Documents to which Borrower is a party, have been duly and validly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements of Borrower, and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyances or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.3 BORROWER'S NAME. The name of Borrower set forth at the end of this Agreement is its correct name. If Borrower is conducting business under a fictitious business name, Borrower is in compliance in all material respects with all laws relating to the conduct of such business under such name.

         2.4 FINANCIAL CONDITION AND STATEMENTS. All financial statements of Borrower delivered to Trade Bank have been prepared in conformity with GAAP, and completely and accurately reflect the financial condition of Borrower (and any consolidated Subsidiaries) at the times and for the periods stated in such financial statements. Neither Borrower nor any Subsidiary has any material contingent liability not reflected in the aforesaid financial statement. Since the date of the financial statements delivered to Trade Bank for the last fiscal period of Borrower to end before the Effective Date, there has been no material adverse change in the financial condition, business or prospects of Borrower. Borrower is solvent.

         2.5 LITIGATION. Except as disclosed in writing to Trade Bank prior to the Effective Date, there is no action, claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower or any Subsidiary in any court or before any governmental authority, administrator or agency which would reasonably be expected to have a Material Adverse Effect.

         2.6 NO VIOLATION. The execution, delivery, and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation binding upon Borrower, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any material contract, obligation, indenture, or other material instrument to which Borrower is a party or by which Borrower may be bound.

         2.7 INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         2.8 NO SUBORDINATION. There is no agreement, indenture, contract, or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         2.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan") which would reasonably be expected to have a Material Adverse Effect; to Borrower's knowledge no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under GAAP.

         2.10 OTHER OBLIGATIONS. Except as disclosed in writing to Trade Bank prior to the Effective Date, neither Borrower nor any Subsidiary to Borrower's knowledge after reasonable investigation by Borrower are in default of any obligation for borrowed money, any purchase money obligation or any material lease, commitment, contract, instrument or obligation.


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         2.11     NO DEFAULTS. To Borrower's knowledge after reasonable
investigation by Borrower no Event of Default, and event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

         2.12 INFORMATION PROVIDED TO TRADE BANK. The material facts in the information provided to the Trade Bank concerning Borrower's business are true and correct in all material respects, in light of the circumstances under which such information was provided.

         2.13 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Trade Bank in writing prior to the Effective Date, Borrower (as well as any Subsidiary) is each in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any Borrower's or any Subsidiary's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. To Borrower's knowledge, none of the operations of Borrower or of any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.


                     III. CONDITIONS TO EXTENDING FACILITIES

         3.1 CONDITIONS TO INITIAL CREDIT EXTENSION. The obligation of Trade Bank to make the first Credit Extension is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

                  (a) APPROVAL OF TRADE BANK COUNSEL. All legal matters relating to making the Facility available to Borrower must be reasonably satisfactory to counsel for Trade Bank.

                  (b) DOCUMENTATION. Trade Bank must have received, in form and substance reasonably satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

                           (1) a corporate borrowing resolution and incumbency certificate if Borrower is a corporation, a partnership or joint venture borrowing certificate if Borrower is a partnership or joint venture, and a limited liability company borrowing certificate if Borrower is a limited liability company;

                           (2) the Facility Documents for the Facility, including, but not limited to, note(s) ("Notes") for the Revolving Credit Facility, Trade Bank's standard Continuing Commercial Letter of Credit Agreement or Continuing Standby Letter of Credit Agreement for any letter of credit Facility;

                           (3) those guarantees, security agreements, deeds of trust, subordination agreements, intercreditor agreements, factoring agreements, tax service contracts, and other Collateral Documents required by Trade Bank to evidence the collateral/credit support specified in the Supplement;

                           (4) if an audit or inspection of any books, records or property is specified in the Supplement for the Facility, an audit or inspection report from Wells Fargo or another auditor or inspector acceptable to Trade Bank reflecting values and property conditions satisfactory to Trade Bank; and

                           (5) if insurance is required in the Addendum, the insurance policies specified in the Addendum (or other satisfactory proof thereof) from insurers acceptable to Trade Bank.


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         3.2      CONDITIONS TO MAKING EACH CREDIT EXTENSION. The obligation of
Trade Bank to make each Credit Extension is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement, the Facility Documents and the Collateral Documents will be true and correct on and as of the date of the Credit Extension with the same effect as though such representations and warranties had been made on and as of such date;

                  (b) DOCUMENTATION. Trade Bank must have received, in form and substance reasonably satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

                           (1) if the Credit Extension is the issuance of a Commercial Letter of Credit, Trade Bank's standard Application For Commercial Letter of Credit or standard Application and Agreement For Commercial Letter of Credit;

                           (2) if the Credit Extension is the issuance of a Standby Letter of Credit, Trade Bank's standard Application For Standby Letter of Credit or standard Application and Agreement For Standby Letter of Credit;

                           (3) if a Borrowing Base Certificate is required for the Credit Extension, a Borrowing Base Certificate demonstrating compliance with the requirements for such Credit Extension.

                  (c) FEES. Trade Bank must have received any fees required by the Loan Documents to be paid at the time such Credit Extension is made.

                           IV. AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Trade Bank remains committed to make Credit Extensions to Borrower, and until payment of all Obligations and Credit Extensions, Borrower will comply with each of the following covenants: (For purposes of this Article IV, and Article V below, reference to "Borrower" may also extend to Borrower's subsidiaries, if so specified in the Addendum.)

         4.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees and other Obligations due under this Agreement or under any Loan Document at the time and place and in the manner specified herein or therein.

         4.2 NOTIFICATION TO TRADE BANK. Promptly, but in no event more than 5 calendar days after the occurrence of each such event, provide written notice in reasonable detail of each of the following:

                  (a) OCCURRENCE OF A DEFAULT. The occurrence of any Event of Default or any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

                  (b) BORROWER'S TRADE NAMES; PLACE OF BUSINESS. Any change of Borrower's (or any Subsidiary's) name, trade name or place of business, or chief executive officer;

                  (c) LITIGATION. Any action, claim, proceeding, litigation or investigation to Borrower's knowledge threatened or instituted by or against or affecting Borrower (or any Subsidiary) in any court or before any government authority, administrator or agency which would reasonably be expected to have a Material Adverse Effect;


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                  (d)      UNINSURED OR PARTIALLY UNINSURED LOSS. Any uninsured
                           or partially uninsured loss through liability or property damage or through fire, theft or any other cause affecting Borrower's (or any Subsidiary's) property in excess of the aggregate amount required hereunder;

                  (e) REPORTS MADE TO INSURANCE COMPANIES. Copies of all material reports made to insurance companies; and

                  (f) ERISA. The occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

         4.3 BOOKS AND RECORDS. Maintain at Borrower's address books and records in accordance with GAAP, and permit any representative of Trade Bank, at any reasonable time during normal business hours upon 24 hours prior written notice, to inspect, audit and examine such books and records, to make copies of them, and to inspect the properties of Borrower.

         4.4 TAX RETURNS AND PAYMENTS. Timely file all tax returns and reports required by foreign, federal, state and local law, and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (ii) notifies Trade Bank in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral, and (iv) makes provision, to Trade Bank's reasonable satisfaction, for eventual payment of such taxes in the event Borrower is obligated to make such payment.

         4.5 COMPLIANCE WITH LAWS. Comply in all material respects with the provisions of all foreign, federal, state and local laws and regulations applicable to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and health and environmental matters.

         4.6 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Trade Bank's reasonable satisfaction, for eventual payment thereof in the event that Borrower is obligated to make such payment.

         4.7 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including, but not limited to, fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance to be in amounts satisfactory to Trade Bank and to be carried with companies approved by Trade Bank before such companies are retained, and deliver to Trade Bank from time to time at Trade Bank's request schedules setting forth all insurance then in effect. All insurance policies shall name Trade Bank as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Trade Bank. (Upon receipt of the proceeds of any such insurance, Trade Bank shall apply such proceeds in reduction of the outstanding funded Credit Extensions and shall hold any remaining proceeds as collateral for the outstanding unfunded Credit Extensions, as Trade Bank shall determine in its sole discretion, except that, provided no Event of Default has occurred, Trade Bank shall release to Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid, if Trade Bank receives reasonable assurance that the insurance proceeds so released will be so used.) If Borrower fails to provide or pay for any insurance, Trade Bank may, but is not obligated to, obtain the insurance at Borrower's expense.

         4.8 FURTHER ASSURANCES. At Trade Bank's request and in form and substance reasonably satisfactory to Trade Bank, execute all documents and take all such actions at Borrower's expense as Trade Bank may deem reasonably necessary in order to fully consummate all of the transactions contemplated by the Loan Documents.

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                              V. NEGATIVE COVENANTS

         Borrower covenants that so long as Trade Bank remains committed to make any Credit Extensions to Borrower and until all Obligations and Credit Extensions have been paid, Borrower will not:

         5.1 MERGE OR CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity, except Borrower may merge or consolidate with any other entity so long as the surviving, continuing or resulting entity (a) is a solvent corporation, (b) is in any similar line of business as Borrower (c) expressly and unconditionally assumes the due and punctual performance of all obligations under this Agreement, and (d) there exists no Event of Default and after reasonable investigation by Borrower no Event of Default will be created as a result of such merger or consolidation; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity except in the ordinary course of business and (i) Borrower may acquire all or substantially all of the assets or capital stock of any entity so long as Borrower is the surviving or continuing entity or (ii) Borrower may acquire all or substantially all of the capital stock or property of an entity in connection with a transaction in which the consideration consists of capital stock of Borrower or any of Borrower's Subsidiaries or, to the extent any consideration consists of cash or other property (other than capital stock) such transaction would be permitted as a Permitted Investment, and (ii) there exists no event of default; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business and except for sales, transfers or other dispositions of (i) worn-out or obsolete property or equipment, (ii) transfers from Borrower to any subsidiary not greater than 15% of Borrower's Tangible Net Worth in any calendar year, (iii) assets acquired in an acquisition subsequent to the Effective Date to the extent such assets are sold or otherwise disposed of for cash or any other consideration which represents the fair market value thereof, (iv) assets for fair market value to the extent that the net after tax proceeds of such transaction are applied within 365 days from the date of such transaction to the purchase, acquisition or construction of assets which are to be used in the business of Borrower or any Subsidiary, (v) assets which are substantially concurrently received in exchange for assets which are to be used in the business of Borrower or any Subsidiary, (vi) license agreements in the ordinary course of business for the use of any intellectual property or other intangible assets of Borrower or any Subsidiary or the disposition of such intellectual property which is determined by Borrower to be no longer in its best interests to retain, and (vii) sales of accounts receivable for cash so long as the accounts receivable are sold to Trade Bank.

         5.2 USE OF PROCEEDS. Borrower will not use the proceeds of any Credit Extension except for the purposes, if any, specified for such Credit Extension in the Supplement covering the Facility under which such Credit Extension is made.

         5.3 LIENS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Trade Bank or which is existing as of, and disclosed to Trade Bank in writing prior to, the date hereof, and except for Permitted Liens.

         5.4 LOANS AND INVESTMENTS. Borrower will not make any loans or advances to, or investments in, any person or entity except for accounts receivable or notes receivable created in the ordinary course of Borrower's business, and except for Permitted Investments.

         5.5 INDEBTEDNESS FOR BORROWED MONEY. Borrower will not incur any indebtedness for borrowed money, except to Trade Bank and except for Subordinated Debt, and Permitted Indebtedness.

         5.6 GUARANTEES. Borrower will not guarantee or otherwise become liable with respect to the obligations of any other person or entity, except for endorsement of instruments for deposit into Borrower's account in the ordinary course of Borrower's business and unsecured guaranties of Borrower and its Subsidiaries with respect to obligations of any of its respective Subsidiaries, unsecured guaranties relating to the financing of accounts receivable, unsecured guaranties existing as of the Effective Date, unsecured guaranties under surety instruments, unsecured guaranties of the obligations of vendors and supplier of Borrower or its Subsidiaries in respect of transactions entered into in the ordinary course of business and other unsecured guaranties in an aggregate principal amount not to exceed $1,000,000.

         5.7 DIVIDENDS AND DISTRIBUTIONS OF CAPITAL OF C CORPORATION. If Borrower is a corporation, Borrower will not pay or declare any dividends or make any distribution of capital on Borrower's stock (except for dividends payable solely


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in stock of Borrower), nor redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of Borrower's stock now or hereafter outstanding except (i) Borrower may repurchase stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees; (ii) Borrower may pay any dividend or distribution payable in Borrower's or a Subsidiary's equity securities; (ii) Borrower may make any redemption of securities with the proceeds received from the substantially concurrent issue of new shares of capital stock; (iv) Borrower may distribute and redeem rights under any stockholder rights plan; (v) Borrower may repurchase up to an aggregrate principal amount of $75 million of its capital stock in any fiscal year and (vi) Borrower may make other distributions of capital stock not to exceed 25% of Borrower's aggregate net income for fiscal quarters ending after the date hereof; provided no distribution of capital stock that also constitutes a Permitted Investment shall be prohibited by the application of this Section and further provided there exists no Event of Default and after reasonable investigation by Borrower no Event of Default will be created as a result of such distribution. This Section is not intended to apply to and shall not apply to payments of interest on, prepayments, redemptions or defeasances of, sinking fund payments with respect to deliveries of securities, cash or other property upon conversion of convertible Subordinated Debt.

         5.8 INVESTMENTS IN, OR ACQUISITIONS OF, SUBSIDIARIES. Borrower will not make any investments in, or form or acquire, any subsidiaries other than Permitted Investments.

                       VI. EVENTS OF DEFAULT AND REMEDIES

         6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

                  (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower's failure to pay (i) principal or interest within 5 days after the same shall be due or (ii) fees or amounts within 10 days after the same shall be due under any Loan Document.

                  (b) FAILURE TO PERFORM OBLIGATIONS. Any failure by Borrower to comply with any covenant or obligation in this Agreement or in any Loan Document (other than those referred to in subsection (a)above), and such default shall continue for a period of thirty (30) calendar days from the earlier of (i) Borrower's failure to notify Trade Bank of such Event of Default pursuant to Section 4.2(a) above, or (ii) Trade Bank's notice to Borrower of such Event of Default.

                  (c) UNTRUE OR MISLEADING WARRANTY OR STATEMENT. Any warranty, representation, financial statement, report or certificate made or delivered by Borrower under any Loan Document is untrue or misleading in any material respect as of the date when made or delivered.

                  (d) DEFAULTS UNDER OTHER LOAN DOCUMENTS. Any "Event of Default" occurs under any other Loan Document; or any breach of the provisions of any Subordination Agreement or Intercreditor Agreement by any party other than the Trade Bank, and such default shall continue after any applicable grace periods and for a period of 30 days after written notice thereof to Borrower.

                  (e) DEFAULTS UNDER OTHER AGREEMENTS OR INSTRUMENTS. Any default in the payment or performance of any obligation, or the occurrence of any event of default, under the terms of any other agreement or instrument pursuant to which Borrower, any Subsidiary or any Guarantor or general partner of Borrower has incurred any debt or other material liability to any person or entity aggregating in excess of $1,000,000, such default resulting in a right by a third party to accelerate such debt or material liability.

                  (f) CONCEALING OR TRANSFERRING PROPERTY. Borrower conceals, removes or transfers any part of its property with intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law.


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                  (g)      JUDGMENTS AND LEVIES AGAINST BORROWER. The filing of
                           a notice of judgment lien against a substantial part of the property of Borrower, or the recording of any abstract of judgment against a substantial part of the property of Borrower, in any county in which Borrower has an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against a substantial part of the assets of Borrower, or the entry of a judgment against Borrower and such writ, judgement, judgement lien, levy warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 45 days after commencement, filing, recording, service or levy.

                  (h) EVENT OR CONDITION IMPAIRING PAYMENT OR PERFORMANCE. Any event occurs or condition arises which materially impairs the prospect of payment or performance by Borrower of the Obligations, including, but not limited to any material adverse change in Borrower's financial condition, business or prospects.

                  (i) VOLUNTARY INSOLVENCY. Borrower, any Subsidiary or any Guarantor (i) becomes insolvent, (ii) suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, (iii) generally fails to pay its debts as they become due, (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or seeks reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect.

                  (j) INVOLUNTARY INSOLVENCY. Any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, any Subsidiary or an order for relief is entered against it by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, and such petition, proceeding, order or relief for debtors is not vacated within 45 days after commencement, filing or entering.

                  (k) CHANGE IN CONTROL. A CHANGE IN CONTROL SHALL HAVE OCCURRED. FOR PURPOSES HEREOF, A "CHANGE IN CONTROL" MEANS THAT INDIVIDUALS WHO, AT THE BEGINNING OF ANY PERIOD OF [12] CONSECUTIVE MONTHS, CONSTITUTE THE BORROWER'S BOARD OF DIRECTORS [(TOGETHER WITH ANY NEW DIRECTOR WHOSE ELECTION BY THE BORROWER'S BOARD OF DIRECTORS OR WHOSE NOMINATION FOR ELECTION BY THE BORROWER'S STOCKHOLDERS WAS APPROVED BY A VOTE OF AT LEAST [TWO-THIRDS] OF THE DIRECTORS THEN STILL IN OFFICE WHO EITHER WERE DIRECTORS AT THE BEGINNING OF SUCH PERIOD OR WHOSE ELECTION OR NOMINATION FOR ELECTION WAS PREVIOUSLY SO APPROVED)] CEASE FOR ANY REASON (OTHER THAN DEATH OR DISABILITY) TO CONSTITUTE AT LEAST SEVENTY-FIVE PERCENT (75%) OF THE BORROWER'S BOARD OF DIRECTORS THEN IN OFFICE.

         6.2 REMEDIES. Upon the occurrence of any Event of Default, or at any time thereafter, Trade Bank, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) terminate Trade Bank's obligation to make Credit Extensions or to make available to Borrower the Facility or other financial accommodations; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Credit Extension; and/or (c) exercise all its rights, powers and remedies available under the Loan Documents, or accorded by law, . Notwithstanding the provisions in the foregoing sentence, if any Event of Default set out in subsections (i) and (j) of Section 6.1 above shall occur, then all the remedies specified in the preceding sentence shall automatically take effect without notice or demand of any kind (all of which are hereby expressly waived by Borrower) with respect to any and all Obligations. All rights, powers and remedies of Trade Bank may be

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exercised at any time by Trade Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                             VII. GENERAL PROVISIONS

         7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given personally or by regular first-class mail, by certified mail return receipt requested, by a private delivery service which obtains a signed receipt, or by facsimile transmission addressed to Trade Bank or Borrower at the address indicated after their signature to this Agreement, or at any other address designated in writing by one party to the other party. Trade Bank is hereby authorized by Borrower to act on such instructions or notices sent by facsimile transmission or telecommunications device which Trade Bank believes come from Borrower. All notices shall be deemed to have been given upon delivery, in the case of notices personally delivered or delivered by private delivery service, upon the expiration of 3 calendar days following the deposit of the notices in the United States mail, in the case of notices deposited in the United States mail with postage prepaid, or upon receipt, in the case of notices sent by facsimile transmission.

         7.2 WAIVERS. No delay or failure of Trade Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval by Trade Bank under any of the Loan Documents must be in writing and shall be effective only to the extent set out in such writing.

         7.3 BENEFIT OF AGREEMENT. The provisions of the Loan Documents shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators, beneficiaries and legal representatives of Borrower and Trade Bank; provided, however, that Borrower may not assign or transfer any of its rights under any Loan Document without the prior written consent of Trade Bank which consent shall not be unreasonably withheld, and any prohibited assignment shall be void. No consent by Trade Bank to any assignment shall release Borrower from its liability for the Obligations unless such release is specifically given by Trade Bank to Borrower in writing. Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank's rights and benefits under each of the Loan Documents to any Affiliate of Trade Bank. (For purposes of this Agreement, "Affiliate" of any Person means any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person and "Person" shall mean an individual, corporation, limited liability company, joint venture, general or limited partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.) With the prior written consent of Borrower, which consent shall not be unreasonably withheld, Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank's rights and benefits under each of the Loan Documents to any Person which is not an Affiliate of Trade Bank; provided, however, that Borrower may continue to deal solely and directly with Trade Bank or its Affiliates in connection with the interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the assignee, shall have been given to Borrower by Trade Bank and the assignee. In connection therewith, Trade Bank may disclose any information relating to the Facility, Borrower or its business, or any Guarantor or its business.

         7.4 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one person or entity, the liability of each of them shall be joint and several, and the compromise of any claim with, or the release of, any one such Borrower shall not constitute a compromise with, or a release of, any other such Borrower.

         7.5 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of Borrower and Trade Bank and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Loan Documents to which it is not a party.

         7.6 GOVERNING LAW AND JURISDICTION. This Agreement shall, unless provided differently in any Loan Document, be governed by, and be construed in accordance with, the internal laws of the State of California, except to the extent Trade Bank has greater rights or remedies under federal law whether as a national bank or otherwise. Borrower and

Trade Bank (a) agree that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California; (b) consent to the jurisdiction of any such court and consent to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waive any and all rights Borrower may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

         7.7 MUTUAL WAIVER OF JURY TRIAL. Borrower and Trade Bank each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, (a) any Loan Document, (b) any other present or future agreement, instrument or document between Trade Bank and Borrower, or (c) any conduct, act or omission of Trade Bank or Borrower or any of their directors, officers, employees, agents, attorneys or any other persons or entities affiliated with Trade Bank or Borrower, which waiver will apply in all of the mentioned cases whether the case is a contract or tort case or any other case. Borrower represents and warrants that no officer, representative or agent of Trade Bank has represented, expressly or otherwise, that Trade Bank would not seek to enforce this waiver of jury trial.

         7.8 SEVERABILITY. Should any provision of any Loan Document be prohibited by, or invalid under applicable law, or held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect, the validity of the other provisions of the Loan Documents.

         7.9 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents are the final, entire and complete agreement between Borrower and Trade Bank concerning the Credit Extensions and the Facility; supersede all prior and contemporaneous negotiations and oral representations and agreements. There are no oral understandings, representations or agreements between the parties concerning the Credit Extensions or the Facility which are not set forth in the Loan Documents. This Agreement and the Supplement may not be waived, amended or superseded except in a writing executed by Borrower and Trade Bank.

         7.10 COLLECTION OF PAYMENTS. Unless otherwise specified in any Loan Document, other than this Agreement or any Note, all principal, interest and any fees due to Trade Bank by Borrower under this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note, will be paid by Trade Bank having Wells Fargo debit any of Borrower's accounts with Wells Fargo after 5 days written notice to Borrower and forwarding such amount debited to Trade Bank, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrower. Such debit will be made at the time principal, interest or any fee is due to Trade Bank pursuant to this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note.

         7.11 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower will reimburse Trade Bank for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses (which counsel may be Trade Bank or Wells Fargo employees), expended or incurred by Trade Bank in amending this Agreement, the Collateral Documents, the Notes, the Addendum, or the Facility Documents, in the protection, perfection, preservation and enforcement of any and all rights of Trade Bank in connection with this Agreement, the Notes, any of the Collateral Documents, the Supplement, any of the Addendum, or any of the Facility Documents, including, without limitation, the reasonable fees and costs incurred in any out-of-court work out or a bankruptcy or reorganization proceeding.

                                VIII. DEFINITIONS

         8.1 "AGREEMENT" means this Agreement and the Addendum attached hereto, as corrected or modified from time to time by Trade Bank and Borrower.

         8.2 "BANKING DAY" means each day except Saturday, Sunday and a day specified as a holiday by federal or California statute.

         8.3 "CLOSING DATE" means the date on which the first Credit Extension is made.

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         8.4      "COLLATERAL DOCUMENTS" means those security agreement(s),
deed(s) of trust, guarantee(s), subordination agreement(s), intercreditor agreement(s), and other credit support documents and instruments required by the Trade Bank to effect the collateral and credit support requirements set forth in the Supplement, if any, with respect to the Facility.

         8.5 "CREDIT EXTENSION" means each extension of credit under the Facility (whether funded or unfunded), including, but not limited to, (a) the issuance of sight or usance commercial letters of credit or commercial letters of credit supported by back-up letters of credit, (b) the issuance of standby letters of credit, (c) the issuance of shipping guarantees, (d) the making of revolving credit working capital loans, (e) the making of loans against imports for letters of credit, (f) the making of clean import loans outside letters of credit, (g) the making of advances against export orders, (h) the making of advances against export letters of credit, (i) the making of advances against outgoing collections, (j) the making of term loans, and (k) the entry into foreign exchange contracts.

         8.6 "CREDIT LIMIT" means, with respect to the any Facility, the amount specified under the column labeled "Credit Limit" in the Supplement for that related Facility.

         8.7 "CREDIT SUBLIMIT" means, with respect to any Subfacility, the amount specified after the name of that Subfacility under the column labeled "Credit Sublimit" in the Supplement for the related Facility.

         8.8      "DOLLARS" and "$" means United States dollars.

         8.9 "FACILITY DOCUMENTS" means, with respect to the Facility, those documents specified in the Supplement for the Facility, and any other documents customarily required by Trade Bank for said Facility.

         8.10 "GAAP" means generally accepted accounting principles, which are applicable to the circumstances, as of the date of determination, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         8.11 "LOAN DOCUMENTS" means this Agreement, the Addendum, the Supplement, and the Facility Documents.

         8.12 "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business operations or financial condition of Borrower and its Subsidiaries taken as a whole.

         8.13     "NOTE" has the meaning specified in Section 3.1(b)(2) above.

         8.14 "OBLIGATIONS" means (a) the obligation of Borrower to pay principal, interest and fees on all funded Credit Extensions and fees on all unfunded Credit Extensions, and (b) the obligation of Borrower to pay and perform when due all other indebtedness, liabilities, obligations and covenants required under the Loan Documents.

         8.15     "PERMITTED INDEBTEDNESS" means:

                  (a)      indebtedness existing on the Effective Date;

                  (b)      indebtedness of Borrower to any Subsidiary;

                  (c) obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

                  (d) indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the person;

                  (e)      obligations with respect to capital leases;

                  (f) indebtedness relating to the financing of accounts receivable of Borrower or any of its Subsidiaries;

                  (g) indebtedness not otherwise permitted by Section 5.5, provided that the sum of such indebtedness for borrowed money plus the aggregate sum of all other indebtedness shall not exceed in any event 20% of the Tangible Net Worth of Borrower at any time;

                  (h) unsecured indebtedness of Borrower incurred in connection with interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect against fluctuation in interest rates, currency exchange rates, commodity prices or securities issued by Borrower in connection with a securities repurchase program, in each case entered into for the purpose of directly mitigating market risk and not for speculation; and

                  (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness and other indebtedness permitted by
                           Section 5.5.

         8.16     "PERMITTED INVESTMENTS" means:

                  (a)      investments existing on the Closing Date;

                  (b)      cash equivalents and marketable securities;

                  (c) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) advances to customers or suppliers in the ordinary course of business:

                  (e) investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business,
                           (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its subsidiaries pursuant to employee stock purchase plans approved by Borrower's Board of Directors, and (iv) other loans to officers and employees approved by the Board of Directors;

                  (f) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                  (g) investments pursuant to contracts of the type described in clause (h) of the definition of Permitted Indebtedness;

                  (h) investments consisting of prepaid royalties and other credit extensions to, customers and suppliers who are not affiliates, in the ordinary course of business;

                  (i)      investments constituting acquisitions permitted under
                           Section 5.1, if any;

                  (j) deposit accounts of Borrower and any Subsidiaries thereof maintained in the ordinary course of business;

                  (k) investments accepted in connection with transfers permitted by Section 5.1;

                  (l) investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Borrower in or to Subsidiaries and investments by Borrower in or to companies which simultaneously with such investments become Subsidiaries; provided, that accounts payable of Subsidiaries owing to Borrower incurred in the ordinary course of business consistent with the general past business practices of Borrower and Subsidiaries are not subject to the foregoing limitations;

                  (m) investments (whether consisting of the purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in or to Borrower;

                  (n) investments by Borrower consisting of the purchase of securities of Borrower in an aggregate amount not in excess of 20% of the Tangible Net Worth of Borrower on a consolidated basis; and

                  (o) other investments aggregating not in excess of 10% of the Tangible Net Worth of Borrower on a consolidated basis.

         8.17     "PERMITTED LIENS" means:

                  (a) liens disclosed on Schedule 5.3 attached hereto and made a part hereof;

                  (b) liens for taxes, fees, assessments or other governmental charges or levies which are not delinquent or being contested in good faith by appropriate proceedings;

                  (c) liens (a) upon or in any real property acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisitions of such property or (b) existing on such property at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such property;

                  (d) suppliers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, or other similar liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) liens (other than any lien imposed ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) liens securing obligations in respect of capital leases on assets subject to such leases;

                  (g) leases or subleases and non-exclusive licenses and sublicenses to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

                  (h) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

                  (i) easements, reservations, rights-of-way, restrictions, encroachments, minor defects or irregularities in title or survey defects and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

                  (j) liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                  (k) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

                  (l) liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

                  (m) liens in favor of a trustee under any indenture relating to Subordinated Debt securing only amounts due to such trustee thereunder; and

                  (n) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (a) through
                           (m) above, provided that any extension, renewal, or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness.

         8.18 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         8.19 "PRIME RATE" means the rate most recently announced by Wells Fargo at its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo.

         8.20 "SUBORDINATED DEBT" means Borrower's 3-1/2%/ 7-1/4% Step-Up Convertible Notes Due 2004 as amended, supplemented, extended, restated, renewed or otherwise modified from time to time ("Convertible Notes"), and any other indebtedness of Borrower subordinated to the Obligations by an instrument or agreement in form reasonably acceptable to Trade Bank or by subordination language reasonably acceptable to Trade Bank in the instrument evidencing such indebtedness.

         8.21 "SUBSIDIARY" means (i) any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by Borrower and/or one or more Subsidiaries, and (ii) any joint venture or partnership in which Borrower and/or one or more Subsidiaries has a majority interest.

         8.22     "WELLS FARGO" means Wells Fargo Bank, N.A.

                                 IX. ARBITRATION

         9.1 ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related loan and security documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         9.2 GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States

Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all reasonable costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         9.3 NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         9.4 ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         9.5 DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         9.6 CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         9.7 PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         9.8 MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This Agreement may be amended or modified only in writing signed by each party hereto. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

         Borrower and Trade Bank have caused this Agreement to be executed by their duly authorized officers or representatives on the date first written above.

                                                       "BORROWER"

                                         CYMER, INC.


                                         By:   /s/ William A. Argus, III
                                               ---------------------------------
                                         Title: Sr. Vice President and CFO
                                               ---------------------------------

                                         Borrower's Address:
                                         ------------------
                                         16750 via del Campo Ct.
                                         San Diego, CA  92127



                                                      "LENDER"

                                         WELLS FARGO HSBC TRADE BANK,
                                         NATIONAL ASSOCIATION

                                         By:   /s/ Kollyn Kanz
                                               ---------------------------------
                                                  Kollyn Kanz
                                         Title:   Assistant Vice President

                                         Lender's Address:
                                         ----------------
                                         333 South Grand Avenue, 8th Floor
                                         Los Angeles, CA  90071

                                                                       EXHIBIT A
WELLS FARGO HSBC TRADE BANK                         ADDENDUM TO CREDIT AGREEMENT
--------------------------------------------------------------------------------

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT ("CREDIT AGREEMENT") BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:


NAME OF BORROWER:  CYMER, INC.


                        ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS. Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

- ANNUAL FINANCIAL STATEMENTS AND 10K SEC FILING. Not later than NINETY (90) calendar days after and as of the end of each of Borrower's fiscal years, an annual unqualified audited consolidated financial statement of Borrower prepared by KPMG or a certified public accountant reasonably acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement, statement of cash flow, and a copy of Borrower's 10K Statement filed with the Securities and Exchange Commission ("SEC").

- QUARTERLY 10Q SEC FILING. Not later than FORTY-FIVE (45) calendar days after and as of the end of each of Borrower's fiscal quarters, a copy of Borrower's 10Q Statements filed with the SEC.

- ADDITIONAL FINANCIAL INFORMATION. Such financial information as Trade Bank may reasonably request from time to time.


FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to borrower and the consolidated Subsidiaries):

- TANGIBLE NET WORTH. On a quarterly basis (determined as of each calendar quarter-end) not less than $300,000,000, PLUS FIFTY PERCENT (50%) OF NET INCOME (AFTER TAXES) (WITHOUT DEDUCTIONS FOR LOSSES) EARNED EACH QUARTER COMMENCING WITH QUARTER ENDING DECEMBER 31, 2000. ("TANGIBLE NET WORTH" means the aggregate of total consolidated assets determined in accordance with GAAP PLUS Subordinated Debt LESS, without duplication (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, patents, trademarks, trade names, copyrights, capitalized software, research and development expenses except prepaid expenses and all reserves not already deducted from assets and (ii) Total Liabilities)

- TOTAL LIABILITIES DIVIDED BY TANGIBLE NET WORTH. On a quarterly basis (determined as of each calendar quarter-end) not greater than 1.0 TO 1.0. ("Tangible Net Worth" has the meaning given to it above, and "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, excluding Subordinated Debt.)

- QUICK ASSET RATIO. On a quarterly basis (determined as of each calendar quarter-end) not less than 1.75 TO 1.0. ["QUICK ASSET RATIO" means "Quick Assets" divided by total current liabilities, (not including deferred revenues and Subordinated Debt) including, but not limited to, current liabilities due to Trade Bank under this Facility, and "QUICK ASSETS" means cash on hand or on deposit in banks, cash equivalents, long-term marketable securities, certificates of deposit and banker's acceptances, and accounts receivable).]

- NET INCOME AFTER TAXES. Not less than $1 on a quarterly basis (determined as of each fiscal quarter-end) based on the sum of the results of four consecutive quarters consisting of the present quarter and the three preceding quarters.

- MINIMUM LIQUIDITY. Not at any time less than $60,000,000. ("MINIMUM LIQUIDITY" means cash on hand or on deposits in banks and cash equivalents.)



BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:


                                              /s/ William A. Angus, III
                                             -----------------------------------
                                                          (SIGNATURE)

                                                                       EXHIBIT B
WELLS FARGO HSBC TRADE BANK                 REVOLVING CREDIT FACILITY SUPPLEMENT
--------------------------------------------------------------------------------


THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: CYMER, INC.


CREDIT LIMIT FOR THIS REVOLVING CREDIT LOAN FACILITY AND SUBLIMITS: Credit
Limit: $10,000,000 (subject to dollar limitations in Section 1.2 of Agreement)


FACILITY DESCRIPTION: Trade Bank will make the Revolving Credit Facility available to Borrower for general working capital purposes and other general corporate requirements. Revolving Credit Loans cannot be used to repay outstanding Revolving Credit Loans or Term Loans that have matured or to repay amounts due under any other Facilities provided to Borrower.


FACILITY DOCUMENTS:

- REVOLVING CREDIT LOANS NOTE: The term and prepayment conditions of the Loans under Revolving Credit Facility are set forth in Revolving Credit Loans Note.

TERMS:

- LOANS UNDER REVOLVING CREDIT CLEAN-UP PROVISION: The unpaid principal balance of all Loans under Revolving Credit Facility must be kept at zero for at least THIRTY (30) consecutive calendar days during each of Borrower's fiscal years.

-    MATURITY: All Revolving Credit Loans will mature on JUNE 15, 2002.

- PREPAYMENTS: Prepayments of outstanding Revolving Credit Loans are permitted only as set forth in the Revolving Credit Loans Note.

INTEREST RATES:

- LOANS UNDER REVOLVING CREDIT FACILITY: All outstanding Loans under Revolving Credit Facility will bear interest at the following rate:

         PRIME RATE: A rate per annum equal to the Prime Rate in effect from day to day, or at Borrower's option, OTHER RATE: A rate per annum equal to LIBOR plus 1.75%.

         INTEREST PAYMENT DATES: Interest on all outstanding Loans under Revolving Credit Facility will be paid at least once each month on the first day of the month.


BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: /s/ WA
                                                                       ---------


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


                                                                       EXHIBIT C
WELLS FARGO HSBC TRADE BANK                   COLLATERAL/CREDIT SUPPORT DOCUMENT
--------------------------------------------------------------------------------


NONE

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS EXHIBIT: /s/ WA
                                                                    ------------



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